UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2024

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices, including zip code)

(732) 870-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jennifer DiRico as Chief Financial Officer

On June 21, 2024, Commvault Systems, Inc. (the “Company”) appointed Ms. Jennifer DiRico as Chief Financial Officer, effective August 12, 2024.

Since December 2023, Ms. DiRico age 39, has served as Senior Vice President & General Manager, International at Toast, Inc (“Toast”). Ms. DiRico, who was integral to Toast’s initial public offering in 2021, served in a series of leadership positions within Toast since May 2016, including Senior Vice President & Head of Finance, and Chief of Staff. Prior to that, Ms. DiRico served in finance leadership positions with Nuance Communications from 2014 to 2016. She obtained her Masters of Business Administration from Simmons College and Bachelor of Business Administration from the University of Miami.

In connection with Ms. DiRico’s appointment, the Company and Ms. DiRico entered into an Offer Letter, dated June 21, 2024 (the “CFO Offer Letter”). Under the terms of the CFO Offer Letter, Ms. DiRico will receive an annual base salary of $450,000, an equity award with a target value of $6,000,000 of common stock of the Company, which is comprised of restricted stock units and performance share units. Further, the CFO Offer Letter provides that Ms. DiRico is eligible to receive an annual variable compensation award, based on attainment of various objectives, with an annualized target value of $315,000. Ms. DiRico is also eligible to participate in the standard package of benefits made available by the Company to its full-time employees from time-to-time, including long-term service-based and performance-based incentive awards.

The foregoing description of the CFO Offer Letter is not complete and is qualified in its entirety by reference to the full text of the CFO Offer Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Further, on June 21, 2024 and in connection with her appointment, the Company and Ms. DiRico entered into the Executive Retention Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference (the “ERA”). The terms of the ERA are the same as the Executive Retention Agreement with Gary Merrill, dated July 27, 2022, and filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2022, and as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed on June 25, 2024, which description is incorporated herein by reference.

There are no family relationships between Ms. DiRico and any director or executive officer of the Company, and Ms. DiRico has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. DiRico and any other person pursuant to which she was elected as an officer of the Company.

A copy of the press release announcing Ms. DiRico’s appointment is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Appointment of Gary Merrill as Chief Commercial Officer

On August 12, 2024, Mr. Gary Merrill will assume his role as Chief Commercial Officer. The Company and Mr. Merrill entered into an Offer Letter, dated July 5, 2024 (the “CCO Offer Letter”). Under the terms of the CCO Offer Letter, Mr. Merrill will continue to receive his annual base salary of $460,000 and is eligible for a variable compensation award paid quarterly, based on attainment of various objectives, with an annualized target value of $460,000. Mr. Merrill is eligible for annual equity grants, subject to Board approval, and participates in the standard package of benefits as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 25, 2024.

The foregoing description of the CCO Offer Letter is not complete and is qualified in its entirety by reference to the full text of the CCO Offer Letter, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Further, the Company and Mr. Merrill entered into an Amended and Restated Executive Retention Agreement, dated May 31, 2024, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits:

Exhibit No.	Description
10.1	Offer Letter with Jennifer DiRico, dated June 21, 2024
10.2	Executive Retention Agreement with Jennifer DiRico, dated June 21, 2024
10.3	Offer Letter with Gary Merrill, dated July 5, 2024
10.4	Amended and Restated Executive Retention Agreement with Gary Merrill, dated May 31, 2024
99.1	Press Release dated July 8, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Dated:	July 8, 2024	/s/ Danielle Sheer
Danielle Sheer Chief Legal and Trust Officer

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